SUBSCRIPTION AGREEMENT
(Translation Version)

China Technology Development Group Corporation

and

China Wanhe Investment Limited

____________________________

April 28, 2010
____________________________

SUBSCRIPTION AGREEMENT

(Translation Version)

                        THIS AGREEMENT made as of the 28th day of April, 2010 by and among China Technology Development Group Corporation, a company incorporated under the laws of the British Virgin Islands (the “Company”), and China Wanhe Investment Ltd., a company incorporated under the laws of the British Virgin Islands (the “Subscriber”).

                        WHEREAS, the Company is offering certain shares of its common stock, US$0.01 par value (the “Shares”), in a private placement (the “Offering”) on the terms and subject to the conditions set forth herein; and

WHEREAS, the Subscriber desires to purchase Shares in the Offering.

                        NOW, THEREFORE, the parties hereto agree as follows:

1. Purchase and Sale.

                        1.1 Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company 2,000,000 Shares for a purchase price equal to US $3.01 per Share and an aggregate purchase price equal to US $6,020,000, and the Company agrees to issue and sell such Shares to the Subscriber for such amount.

                        1.2 The consummation of the issue and sale of the Shares (the “Closing”) shall take place at the office of a law firm designated by the Subscriber within seven (7) days following the execution of this Agreement, or at such other date as shall be mutually agreed upon in writing by the parties (the “Closing Date”).

1.3 At the Closing, the Company will deliver or cause to be delivered to the law firm designated by the Subscriber a physical certificate representing the Shares.

                      1.4  On the same day when the law firm designated by the Subscriber receives the share certificate, the Subscriber will pay to the Company or the Company’s designated subsidiary by wire transfer, or by other means as shall be mutually agreed upon by the parties, the purchase price of the Shares for which the Subscriber has subscribed.

2. Representations and Warranties of the Company.

The Company represents and warrants to the Subscriber, as of the date hereof and as of the Closing, as follows:

                       2.1 The Company is a company duly organized and validly existing and in good standing under the laws of the British Virgin Islands, each of the Company’s significant subsidiaries is duly organized and validly existing under the laws of its jurisdiction of incorporation, and each of the Company and its significant subsidiaries has the corporate power and authority to own its property and conduct its business.

                       2.2 The Company has the right, power and authority to execute and deliver this Agreement and any other agreement or instrument to be entered into in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

                        2.3  The Shares will be duly and validly issued and outstanding, fully paid and non-assessable, and free and clear of all liens, claims, equities and encumbrances, other than any liens, claims, equities or encumbrances created by the Subscriber, and rank pari passu with all other the Company’s common stock, except for transfer restrictions under applicable securities laws.

                        2.4 Neither the Company nor any of its significant subsidiaries is (i) in violation of any term of its organizational documents (the “Organizational Documents”), (ii) in violation of, or default under, any material agreement, indenture or instrument to which the Company is a party (the “Material Agreements”), or (iii) in violation of any material law, rule, regulation, order, judgment or decree (including under federal or state securities laws) applicable to the Company (the “Applicable Law”). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) result in a violation of the Organizational Documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any Material Agreement, or (iii) result in a violation of any Applicable Law.

2.5 During the preceding twelve (12) months, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).

2.6 There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, except for those which, in the event of an adverse outcome, would not reasonably be expected to have a material adverse effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by others, except for those which, in the event of an adverse outcome, would not reasonably be expected to have a material adverse effect.

2.7 The Company and its subsidiaries have all licenses, franchises, permits and approvals of and from all governmental regulatory officials and bodies that are necessary to conduct their business and that are material in relation to the business of the Company.

2.8 The Company is not in violation in any material respect with the listing requirements of the NASDAQ Capital Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Company’s common stock in the foreseeable future. The consummation of the transactions contemplated by the Transaction Documents shall not have the effect of delisting or suspending the Company’s common stock from the NASDAQ Capital Market.

2.9 Except as disclosed in the SEC Documents, during the preceding twelve (12) months, there has been no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law.

2.10 The Company and its subsidiaries have good and valid title to all material real property used or owned by them and have obtained all the contents or licenses to use or own all material real property.

3. Representations and Warranties of the Subscriber.

The Subscriber represents and warrants to the Company as of the date hereof and as of the Closing, as follows:

                       3.1 The Subscriber is acquiring the Shares for its own account for investment and not with a view to resale or distribution of all or any part of the Shares.

                       3.2 The Subscriber has had an opportunity to ask questions of, and receive answers from, appropriate representatives of the Company concerning the Company and its business, and the terms and conditions of this Offering, and to obtain such additional information as the Subscriber deems necessary to verify the accuracy and adequacy of the information the Subscriber has obtained (the “DD Information”).

                       3.3 The Subscriber affirms that it is (i) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that it is able to bear the economic risk of any investment in the Shares and/or (ii) located outside of the United States, is not a “U.S. Person” and it is not acquiring the Shares for the account or benefit of any U.S. Person, and (iii) it is purchasing the Shares in an “offshore transaction,” as such terms are defined in Rule 902 of Regulation S promulgated under the Securities Act.

                       3.4 The Subscriber understands and agrees that (i) the Shares being offered have not been registered under the U.S. Securities Act 1933, as amended, (the “Securities Act”) or any applicable state securities laws; and (ii) the resale or transfer of the Shares can only be made (a) pursuant to an effective registration statement for the securities under the Securities Act, or (b) in accordance with the provisions of an available exemption from registration pursuant to the Securities Act.

                 3.5 The Subscriber is a company duly organized and validly existing and in good standing under the laws of the British Virgin Islands and has the right, power and authority to execute and deliver this Agreement and any other Transaction Documents and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

4. Covenants of the Parties.

                        4.1 Promptly following the Closing, the Company shall file with The NASDAQ Stock Market LLC a Notification for Listing of Additional Shares.

4.2 The proceeds from the Offering under this Agreement shall be used for investment in Xinhua Multimedia project and general working capital.

4.3 The Company shall prepare to register the Shares in Form F-3 promptly following the filing of its annual report for the fiscal year 2009 and shall use its best efforts to complete the Registration Statement within six (6) months after filing of its annual report.

4.4 The Subscriber shall file forms, schedules and all other documents required by the applicable securities laws and regulations within the required period of time following the Closing. The Company shall notify the Subscriber in a timely manner and provide reasonable assistance to the Subscriber with regard to the filing mentioned in the preceding sentence.

5. Conditions to the Closing.

                        5.1        All the representations and warranties of each of the party contained in this Agreement and in each of the Transaction Documents shall have been true and correct as of the date hereof and shall be true and correct at the Closing.

                        5.2  No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that could prevent or interfere with the consummation of the transactions contemplated under the Transaction Documents.

                       5.3 This Agreement shall have been executed and delivered by all parties thereto, and each party shall have received a fully executed original (or clearly legible facsimile copy) of this Agreement.

5.4 At the Closing, the Subscriber shall pay the purchase price set forth in this Agreement, in consideration for the issuance and sale of the Shares.

5.5 Prior to the Closing, the Company shall have entered into the cooperation framework agreement with Xintang Media Technology (Beijing) Ltd, its stockholders and associated companies, pursuant to which CTDC will issue certain shares of common stock to stockholders of Xintang Media Technology (Beijing) Ltd at a price not less than US$3.01 per share.

6. Termination.

. This Agreement may be terminated as follows:

6.1 This Agreement may be terminated by mutual written consent of the Company and the Subscriber;

6.2 This Agreement may be terminated by the Subscriber if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform cannot be or has not been cured within ten (10) days following delivery of written notice of such breach or failure to perform;

6.3 This Agreement may be terminated by the Company if the Subscriber materially breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform cannot be or has not been cured within ten (10) days following delivery of written notice of such breach; or

6.4 This Agreement may be terminated by the Company or the Subscriber if the Closing shall not have occurred by the thirtieth (30th) day of the date of execution of this Agreement (the “Termination Date”).

7. Miscellaneous.

                        7.1 The formation, effect, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

                       7.2 This Agreement shall not be assigned by any party unless it is agreed to in writing by all parties hereto.

                        7.3 No provision of this Agreement may amended or waived without the written consent of each party.

                        7.4 To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining portions of this Agreement.

7.5 All communications hereunder will be in writing and will be mailed or delivered to the address of such party provided on the signature page hereto.

                        7.6  This Agreement and other Transaction Documents constitute the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes any prior agreements, oral or written, or understandings.

7.7 This Agreement is written and executed in Chinese and executed in two counterparts, all of which have the same legal binding force.

(Signature Pages Follow)

                 IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the day and year first above written.

CHINA TECHNOLOGY DEVELOPMENT GROUP

CORPORATION

By:
Name: Alan Li
Title: Director

Address: Unit 1903, 19/F, West Tower, Shun Tak Centre,

168-200 Connaught Rd Central£¬

Hong Kong.

CHINA WANHE INVESTMENT LIMITED

By:
Name: FU Qing
Title: Director

Address: Suite 2616, Jardine House,
1 Connaught Place, Central
Hong Kong SAR, China

Attn: Tian Hong